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                                                                      Exhibit 21


                              LIST OF SUBSIDIARIES
                          RENT-A-WRECK OF AMERICA, INC.




                                                              State or Other
Subsidiary Name and                                           Jurisdiction of
Name Under Which Business is Done                             Organization

1.   RENT A WRECK ONE WAY, INC.                               Maryland
2.   BUNDY AMERICAN CORPORATION                               Maryland
3.   RENT A WRECK OPERATIONS, INC.                            California
4.   RENT A WRECK LEASING, INC.                               Maryland
5.   U R M CORPORATION                                        California
6.   CENTRAL LIFE AND CASUALTY COMPANY, LIMITED               British Virgin
                                                                Islands
7.   RENT-A-WRECK/URM, INC.                                   Maryland
8.   CONSOLIDATED AMERICAN RENTAL INSURANCE                   Bermuda
       COMPANY, LTD